UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 31, 2013

CELSION CORPORATION

(Exact name of registrant as specified in its Charter)

Delaware	001-15911	52-1256615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

997 Lenox Drive, Suite 100, Lawrenceville, NJ 08648-2311
(Address of principal executive offices) (Zip Code)

(609) 896-9100

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                Results of Operations and Financial Condition.

Please see the disclosure set forth under “Item 8.01 Other Events,” which is incorporated by reference into this Item 2.02.

Item 8.01                Other Events.

On January 31, 2013, Celsion Corporation (“Celsion” or the “Company”) issued a press release announcing top-line results from the Company's pivotal Phase III trial of ThermoDox® (the “HEAT Study”) for the treatment of hepatocellular carcinoma (“HCC”), also known as primary liver cancer, and reporting certain financial results for the year ended December 31, 2012. A copy of the press release is being filed as Exhibit 99.1 to this report.

Celsion will host a conference call to discuss these results at 8:00 a.m. EST on January 31, 2013. The conference call will also be broadcast at http://www.celsion.com.

The press release contains forward-looking statements which involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Please refer to the cautionary note in the press release regarding these forward-looking statements.

Item 9.01                Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1	Press release titled “Celsion Announces Results of Phase III HEAT Study of ThermoDox® in Primary Liver Cancer” issued by Celsion Corporation on January 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELSION CORPORATION

Dated: January 31, 2013	By:	/s/ Gregory Weaver
Gregory Weaver
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

99.1	Press release titled “Celsion Announces Results of Phase III HEAT Study of ThermoDox® in Primary Liver Cancer” issued by Celsion Corporation on January 31, 2013.